SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  Form 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): June 5, 2001


                     CHORUS COMMUNICATIONS GROUP, LTD.
           (Exact Name of Registrant as Specified in its Charter)


             WISCONSIN                  333-23435             39-1880843
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   (State or Other Jurisdiction        (Commission          (IRS Employer
         of Incorporation)             File Number)     Identification Number)


    8501 Excelsior Drive, Madison, Wisconsin                     53717
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    (Address of Principal Executive Offices)                  (Zip Code)


     Registrant's telephone number, including area code: (608) 828-2000




Item 5.     Other Events.

         On June 6, 2001, Chorus Communications Group, Ltd. (the "Company") issued a press release announcing that its shareholders had approved the proposed merger between the Company and Telephone and Data Systems, Inc. at a special meeting held on June 5, 2001. The text of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information And Exhibits.

         Exhibit Number       Exhibit Description
         --------------       -------------------

         99.1 Press Release, dated June 6, 2001, issued by Chorus Communications Group, Ltd.



                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CHORUS COMMUNICATIONS GROUP, LTD.
                                                         (Registrant)


Date:  June 6, 2001                 By: /s/ Howard G. Hopeman
                                    Howard G. Hopeman
                                    Executive Vice-President, Chief Financial
                                    Officer and Treasurer




                                                                 Exhibit 99.1


Shareholders Overwhelmingly Approve Plan to Merge with Telephone and Data
Systems

MADISON, Wis., June 6, 2001 - Chorus Communications Group, Ltd. of Madison, Wis. [OTC Bulletin Board: CCGL] said that at a special meeting held here yesterday its shareholders overwhelmingly approved a plan to merge with Telephone and Data Systems, Inc. [AMEX:TDS].

The proposed transaction remains subject to approval by the Federal Communications Commission of the transfer of Chorus' licenses and the disposition of certain of Chorus' wireless properties. Chorus expects to complete the proposed transaction late in the third quarter of this year.

Chorus Communications Group, Ltd. is a telecommunications company serving approximately 45,000 business and residential access lines and 30,000 Internet customers primarily in Wisconsin. Its assets include the local exchange carriers Mid-Plains, Inc., Dickeyville Telephone and Farmers Telephone Company. The Company's other operations, including Chorus Networks, sell, install and service business telephone and videoconferencing systems, data networks, Internet access and long distance. Chorus also has recently entered the CLEC business in Wisconsin and Minnesota. In addition, through its local exchange carriers, Chorus has interests in certain wireless partnerships in Wisconsin.

TDS is a diversified telecommunications corporation founded in 1969. Through its strategic business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing cellular and local telephone service. The company currently employs 9,000 people and serves nearly 4 million customers in 34 states. Founded in 1969, TDS Telecom serves more than 900 rural and suburban communities in 28 states. The company has achieved steady growth and is America's ninth largest non-Bell telephone company, with more than 600,000 access lines and revenues of $610 million in 2000.

All information set forth in this news release, except historical and factual informa-tion, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: receipt and timing of regulatory approvals and the satisfaction of other closing conditions to the TDS merger; changes in the overall economy; changes in competition in the markets in which Chorus operates; advances in telecommunications technology; changes in the telecommunications regulatory environment; pending and future litigation; acquisitions/divestitures of properties and or licenses and; changes in customer growth rates, penetration rates, churn rates, and the mix of products and services offered in Chorus' markets. Investors are encour-aged to consider these and other risks and uncertainties that are discussed in docu-ments filed by Chorus with the SEC.

For further information contact:

DeAnne Boegli, Vice President - Marketing voice: 608-826-4230 email: deanne.boegli@chorusgroup.com

Christy LaMasney, Corporate Communications Manager voice: 608-826-4296
e-mail: christy.lamasney@chorusgroup.com

Chorus Communications Group, Ltd.
8501 Excelsior Drive
Madison, WI  53717

For further information about Chorus, visit:
www.chorusgroup.com